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                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


                                 by and between


                           ORBIT SEMICONDUCTOR, INC.,
                             a Delaware corporation


                                       and


                           PARADIGM TECHNOLOGY, INC.,
                             a Delaware corporation



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


                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE 1       DEFINITIONS....................................................1
         1.1    Assets.........................................................1
         1.2    Wafer Fab Operation(s).........................................2
         1.3    Hazardous Materials............................................2
         1.4    Insurance Policies.............................................3
         1.5    Permits........................................................3
         1.6    Premises.......................................................3
         1.7    CIT Loan.......................................................3
         1.8    CIT Loan Adjusted Balance......................................3
         1.9    Associated Agreements..........................................3
         1.10   Premises Lease.................................................4

ARTICLE 2       PURCHASE AND SALE OF ASSETS....................................4
         2.1    Buy and Sell...................................................4
         2.2    Purchase Price.................................................4
         2.3    Payment of Purchase Price......................................4
         2.4    Allocation of Purchase Price...................................4
         2.5    No Assumption of Liabilities...................................5
         2.6    Buyer's Sales and Use Tax......................................5
         2.7    Seller's Real and Personal Property Tax........................5
         2.8    Delivery of Title..............................................5
         2.9    Documents to be Delivered by Seller at the
                Closing........................................................6
         2.10   Documents to be Delivered by Buyer at the
                Closing........................................................6
         2.11   Employees......................................................6
         2.12   Operating Permits and Claims Concerning the
                Assets.........................................................7
         2.13   Buyer's Expenses...............................................7
         2.14   Seller's Premises Lease Assumption.............................7
         2.15   Buyer's Continued Occupation of Part of the
                Premises.......................................................7

ARTICLE 3       WAFER PRODUCTION AND NOTE REDUCTION............................8
         3.1    Buyer's Continuing Wafer Production............................8
         3.2    Seller's Purchase Rights and Obligations.......................8

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF SELLER.......................8
         4.1    Seller's Corporate Status......................................8
         4.2    Authorization; Etc.............................................8
         4.3    No Violation...................................................9
         4.4    Consents and Approvals of Government
                Authorities....................................................9
         4.5    Material Changes in Seller's Financial
                Condition.................................................... 10
         4.6    Title to Assets; Encumbrances................................ 10
         4.7    Seller's Lease............................................... 10
         4.8    Zoning....................................................... 10

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         4.9    Seller's Inventories......................................... 10
         4.10   Seller's Property............................................ 11
         4.11   Equipment.................................................... 11
         4.12   Seller's Title............................................... 11
         4.13   Benefit Plans................................................ 11
         4.14   Employment Agreements........................................ 12
         4.15   Employee's Claims............................................ 12
         4.16   Labor Matters................................................ 12
         4.17   Litigation................................................... 13
         4.18   Insurance.................................................... 13
         4.19   Contracts, Warranties and Equipment Leases................... 13
         4.20   Permits and Other Operating Rights........................... 14
         4.21   Compliance with Law.......................................... 14
         4.22   Hazardous Materials.......................................... 14
         4.23   Underground Storage Tanks.................................... 15
         4.24   Environmental Reports........................................ 15
         4.25   Seller's Compliance.......................................... 15
         4.26   No Intention to Seek Protection From
                Creditors.................................................... 16
         4.27   Taxes........................................................ 16
         4.28   Full and Truthful Disclosure................................. 16

ARTICLE 5       BUYER'S REPRESENTATIONS AND WARRANTIES....................... 16
         5.1    Buyer's Corporate Status..................................... 16
         5.2    Authorization; Etc........................................... 16
         5.3    No Violation................................................. 17
         5.4    Consents and Approvals of Government
                Authorities.................................................. 17

ARTICLE 6       CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.................. 17
         6.1    Seller's Representations and Warranties are
                True......................................................... 18
         6.2    Seller has Performed......................................... 18
         6.3    No Material Change........................................... 18
         6.4    Seller's Certificate......................................... 18
         6.5    No Legal Action Pending...................................... 18
         6.6    Board Approval............................................... 18
         6.7    Duly Authorized.............................................. 18
         6.8    Necessary Consents........................................... 18
         6.9    Delivery to Buyer............................................ 19
         6.10   Assignment of Lease.......................................... 19
         6.11   Associated Agreements........................................ 19
         6.12   Hart-Scott-Rodino............................................ 19
         6.13   Exhibits to be Delivered at Closing.......................... 19
         6.14   Delaware Counsel Opinion..................................... 19

ARTICLE 7       CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE................. 19
         7.1    Buyer's Representations and Warranties are
                True......................................................... 19
         7.2    Buyer has Performed.......................................... 19

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         7.3    No Legal Action Pending...................................... 20
         7.4    Board Approval............................................... 20
         7.5    Buyer's Certificate.......................................... 20
         7.6    Duly Authorized.............................................. 20
         7.7    Necessary Consents........................................... 20
         7.8    Delivery to Seller........................................... 20
         7.9    Assignment of Lease.......................................... 20
         7.10   Associated Agreements........................................ 20
         7.11   Hart-Scott-Rodino............................................ 20

ARTICLE 8       THE CLOSING.................................................. 21
         8.1    Closing Date................................................. 21
         8.2    Seller's Delivery Items...................................... 21
         8.3    Seller's Conveyance.......................................... 21
         8.4    Seller's Assistance.......................................... 21
         8.5    Buyer's Delivery............................................. 21

ARTICLE 9       SELLER'S OBLIGATIONS AFTER CLOSING........................... 22
         9.1    Seller's Indemnity........................................... 22
         9.2    Notification of Claims....................................... 22
         9.3    Survival of Representations and Warranties................... 22
         9.4    Limitations on Indemnification............................... 23
         9.5    Limitations on Distributions After the
                Closing...................................................... 23
         9.6    Right of Offset.............................................. 23

ARTICLE 10      BUYER'S OBLIGATIONS AFTER CLOSING............................ 24
         10.1   Buyer's Indemnity............................................ 24

ARTICLE 11      PUBLICITY.................................................... 24
         11.1   Publicity.................................................... 24

ARTICLE 12      COSTS........................................................ 24
         12.1   No Agencies.................................................. 24
         12.2   Costs........................................................ 25

ARTICLE 13      FORM OF AGREEMENT............................................ 25
         13.1   Headings..................................................... 25
         13.2   Entire Agreement............................................. 25
         13.3   Counterparts................................................. 25

ARTICLE 14      PARTIES IN INTEREST.......................................... 25
         14.1   Third Parties................................................ 25
         14.2   Assignment................................................... 26

ARTICLE 15      REMEDIES..................................................... 26
         15.1   Arbitration.................................................. 26
         15.2   Attorney's Fees.............................................. 26
         15.3   Termination.................................................. 26


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ARTICLE 16      NOTICES...................................................... 27

ARTICLE 17      GOVERNING LAW................................................ 28

ARTICLE 18      SEVERABILITY................................................. 28


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


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of November 7, 1996 at San Jose, California, between ORBIT SEMICONDUCTOR, INC., a
                                                  -------------------------
Delaware corporation ("Buyer") and PARADIGM TECHNOLOGY, INC., a Delaware
                                   -------------------------
corporation ("Seller").


     RECITALS:

     A. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, all the Assets of Seller's Wafer Fab Operation as defined hereinafter below in exchange for the cash and other consideration described herein below.

     B. In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     As used herein, the terms set forth below shall have the meanings set forth below:

     1.1 "Assets." The term "Assets" shall mean all of the following:
          ------

     (a) All tangible items of equipment, fixtures and supplies of every kind, character and description, whether real, personal or mixed, and wherever located which are related to Seller's semiconductor wafer production business, including, but without limitation, the following:

          (i) All items listed on Exhibit A attached hereto and incorporated herein by this reference, together with all connections, appurtenances, gas lines, plumbing lines, sensing/monitoring systems, and all other items involved in the operation of the Seller's Wafer Fab Operations (the "Equipment"); and

          (ii) All other supplies, raw materials, prepaid assets, work in process, equipment, machinery, furniture, fixtures, motor vehicles;

     (b) All Permits;

     (c) The rights of Seller under all warranties and guaranties given by the Equipment suppliers, contractors or others in connection with the Equipment or Premises (the

"Warranties"), which Warranties are described on Exhibit B attached hereto and incorporated herein by this reference;

     (d) The rights of Seller under all service, maintenance and other contracts relating to the Assets (the "Contracts"), which Contracts are described on Exhibit C attached hereto and incorporated herein by this reference, but only to the extent that Buyer shall have accepted the assignment of all or any portion of the Contracts (Exhibit C also indicates which, if any, of the Contracts Buyer does not wish to accept);

     (e) All of Seller's service records pertaining to the Equipment (the "Service Records");

     (f) All plans and specifications pertaining to the Equipment (the "Plans and Specifications");

     (g) All other files, information and records related to (i) the Fab Employees (as defined in Section 2.13 hereof) who are hired by Buyer, (ii) the Equipment or (iii) the Wafer Fab Operation;

     (h) All blueprints, plans, drawings, floor plans, construction drawings, site plans and any other written or electronically stored information regarding the Premises; and

     (i) All rights and benefits under personal property or real property leases or other contracts for goods or services related to the Wafer Fab Operations.

     1.2 "Wafer Fab Operation(s)." The term "Wafer Fab Operation(s)" shall mean
          ----------------------
all assets used and held for use in the semiconductor wafer fabrication manufacturing facility operated by Seller, located at the Premises, except any item specifically excluded in this Agreement.

     1.3 "Hazardous Materials." The term "Hazardous Materials" shall include,
          -------------------
but not be limited to, any substance, material or waste which is or becomes regulated by any local governmental authority, the State of California, or the United States of America, because of its toxic, flammable, corrosive, reactive carcinogenic or other hazardous property, or which is now or hereafter defined or listed as "hazardous substances," "hazardous materials," "toxic substances," "petroleum," "carcinogen," "asbestos," or "asbestos materials" in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251, et seq.) Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801, et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901, et seq.), Safe Drinking Water Act (42 U.S.C. ss.ss. 3000(f), et seq.), Toxic Substances Control Act (15 U.S.C. ss.ss. 2601. et seq. Clean Air Act (42 U.S.C. ss.ss. 7401),

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


Comprehensive Environmental Response, Compensation and Liability Act (42
U.S.C. ss.ss. 9601 et seq.), United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), California Health & Safety Code (ss.ss. 25100, et seq., ss.ss. 25300, et seq., ss.ss. 39000, et seq.),
California Water Code (ss.ss. 13000, et seq.), California Labor Code ss. 6501.7 and ss. 9004, California Civil Code (ss. 2929.5), or any judicial or California Civil Code (ss. 2929.5), or any judicial or administrative interpretation of such laws, rules or regulations.

     1.4 "Insurance Policies." The term "Insurance Policies" shall mean all
          ------------------
insurance policies, certificates of insurance or other documents and instruments evidencing all insurance policies issued in whole or part for the benefit of, owned, held or formerly held by Seller covering the Assets, the Wafer Fab Operation and/or the Premises.

     1.5 "Permits." The term "Permits" shall mean all operating permits and
          -------
licenses for the Wafer Fab Operations, which Permits include, without limitation, those described on Exhibit D attached hereto and incorporated herein by this reference.

     1.6 "Premises." The term "Premises" shall mean that leased building and all
          --------
that real property and improvements commonly known as 71 Vista Montana, San Jose, California, which is used as Seller's wafer fabrication facility (fab area --cleanroom, fab peripheral area, and facility support-- pad area and cleanroom) and as Seller's principal offices, and which is more particularly described, without limitation, on Exhibit E attached hereto and incorporated herein by this reference.

     1.7 "CIT Loan." The term "CIT Loan" shall mean that existing obligation
          --------
between Seller and the CIT Group/Equipment Financing Inc., a New York corporation dated as of February 14, 1996, secured by Seller's Equipment, but excluding certain items of test equipment and computer hardware which is not necessary to the continued operation of Seller's Wafer Fab Operations and which Seller has either paid for or otherwise arranged for the exclusion from this loan (which equipment is described and listed in Exhibit F attached hereto and incorporated herein by this reference).

     1.8 "CIT Loan Adjusted Balance." The term "CIT Loan Adjusted Balance" shall
          -------------------------
mean the amount remaining unpaid on the CIT Loan after the excluded non-essential test equipment included in Exhibit F has been paid off or otherwise excluded as agreed between Buyer and Seller as of the Closing Date.

     1.9 "Associated Agreements." The term "Associated Agreements" shall mean
          ---------------------
all those contracts, documents and instruments to be executed and delivered under this Agreement.


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


     1.10 "Premises Lease." The term "Premises Lease" shall mean the lease
           --------------
entered into between the Seller and Sobrato Development Companies #871, a California limited partnership ("Landlord") dated December 7, 1988.


                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

     2.1  Buy and Sell. Subject to the terms and conditions set forth in this
          ------------
Agreement, Sellers agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, all the Assets.

     2.2  Purchase Price. As full payment of the purchase price for the Assets
          --------------
(the "Purchase Price") for the transfer of the Assets to Buyer, Buyer shall deliver at the Closing the following:

     (a) The cash sum of SIX MILLION, SIX HUNDRED THOUSAND SIXTY-FIVE THOUSAND DOLLARS ($6,665,000).

     (b) Buyer's promissory note, dated as of the Closing Date, in the principal amount of FOUR MILLION, EIGHT HUNDRED THOUSAND DOLLARS ($4,800,000) (the "Promissory Note"), which note shall bear interest on the unpaid principal balance at the annual rate of four percent (4%) shall be substantially in the form of Exhibit G.

     (c) Buyer's promissory note, dated as of the Closing Date, in the principal amount of ONE MILLION DOLLARS ($1,000,000), in substantially the form of Exhibit H.

     (d) An assumption of the agreed CIT Loan Adjusted Balance due on Seller's CIT Loan, estimated to be approximately SEVEN MILLION, FIVE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($7,535,000); provided however, Seller shall be solely responsible for any cost or expense including, without limitation, any transfer or assignment fee required by CIT in connection therewith.

     2.3  Payment of Purchase Price. Buyer shall pay to Seller the cash portion
          -------------------------
of the Purchase Price as described herein above in this Agreement in immediately available funds at the Closing.

     2.4  Allocation of Purchase Price. Buyer and Seller agree to negotiate in
          ----------------------------
good faith concerning an allocation of the Purchase Price among the Assets, and to establish such allocation no later than thirty (30) days after the Closing. Buyer and Seller agree that all returns and reports made to the Internal Revenue Service, the California State Franchise Tax Board, the California State Board of Equalization or any other authority with respect to the purchase and sale of the Assets shall be consistent with such allocation. Each of the parties agrees to report this transaction for federal tax purposes substantially in accordance with such allocation.

     2.5  No Assumption of Liabilities. In no event shall Buyer assume or be
          ----------------------------
liable for (or be deemed to have assumed or become liable for) or take the Assets subject to (or be deemed to have taken the Assets subject to) any obligations or liabilities of Seller of any kind, type or nature, whether known or unknown, contingent or absolute, accrued or otherwise except for (a) the CIT Loan and (b) Seller's obligations under the Contracts being assumed by Buyer, as indicated on Exhibit C hereto (the "Assumed Contracts") arising from and after the Closing. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of Seller of any kind and nature except for (i) the CIT Loan and (ii) Seller's obligations under the Assumed Contracts arising at or after the Closing. Notwithstanding any other provision in this Agreement, the parties specifically agree that Buyer shall have no liability with respect to the Assets or the Wafer Fab Operations, including liability for claims or losses related to Seller's business prior to the Closing Date and product liability or defect claims or losses or environmental claims or losses, whether direct or indirect, tangible or intangible, alleged or proven, together with any and all investigation, defense and other handling loss, cost or expense, except for liabilities specifically provided for herein. In addition to any other indemnity commitments of Seller, Seller specifically agrees to indemnify and hold harmless Buyer from any and all loss, cost or expense, including, without limitation, any and all investigation, defense or other handling costs, related to liabilities or claims of liabilities of Seller not specifically assumed by Buyer in this Agreement.

     2.6  Buyer's Sales and Use Tax. Buyer shall pay sales and use taxes arising
          -------------------------
out of the transfer of the Assets. Buyer shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

     2.7  Seller's Real and Personal Property Tax. Seller shall pay its portion,
          ---------------------------------------
prorated as of the Closing Date, of current unpaid state and local real and personal property taxes if any, of Seller's Wafer Fab Operation. The parties also agree that utilities, rents and similar operating expenses shall also be prorated as of the Closing Date.

     2.8  Delivery of Title. At the Closing, Seller shall convey to Buyer good
          -----------------
and marketable title to all of the Assets. In each case, title shall be conveyed free and clear of any and all taxes, liens, charges, encumbrances, judgments, obligations, security interests, liabilities or claims of any nature whatsoever of any third party or parties. The conveyances shall be effected by means of:

     (a) a bill of sale ("Seller's Bill of Sale") executed by Seller in form reasonably satisfactory to Buyer.

     (b) an Assignment of Rights ("Seller's Assignment") executed by Seller and Buyer in form reasonably acceptable to Buyer.

     (c) an Assignment of Lease ("Lease Assignment") executed by Seller and Landlord in form reasonably acceptable to Buyer and Seller.

     2.9  Documents to be Delivered by Seller at the Closing. Seller shall
          --------------------------------------------------
deliver to Buyer the following documents at or prior to the Closing:

     (a) The Seller's Bill of Sale duly executed by Seller.

     (b) Seller's Assignment duly executed by Seller.

     (c) The Lease Agreement duly executed by Seller and Landlord.

     (d) Such other documents or instruments as may be reasonably necessary to consummate the transactions contemplated herein.

     2.10 Documents to be Delivered by Buyer at the Closing. Buyer shall deliver
          -------------------------------------------------
to Buyer at Closing such documents or instruments as may be reasonably necessary to consummate the transactions contemplated herein.

     2.11 Employees. At the Closing Seller shall, unless otherwise requested by
          ---------
Buyer, terminate all employees working in connection with Seller's Wafer Fab Operation (the "Fab Employees") and thereafter, Buyer will give consideration to the hiring of the Fab Employees. Buyer may, at Buyer's sole option, offer employment to any, all or none of said Fab Employees. Seller shall use its best efforts to assist Buyer in employing those Fab Employees as Buyer in its sole discretion shall determine it wishes to employ after Seller has terminated its employment of such employees. Buyer may in its sole discretion employ any Fab Employees, which are described (as of October 7, 1996) on Exhibit I attached hereto and incorporated by reference. Exhibit I also includes a list of employees associated with the Wafer Fab Operations as of August 31, 1996. Seller shall not hire any of the Fab Employees hired by Buyer for a period of at least two (2) years after the Closing Date without Buyer's prior written permission. The parties hereto specifically agree that Buyer shall have no liability relating to the employment of the Fab Employees by Seller prior to the Closing (all of which shall be the responsibility of Seller), including without limitation (a) compensation and/or benefits paid or payable to the Fab Employees in connection with their employment prior to the Closing and (b) any termination by Seller of any Fab Employee.

     2.12 Operating Permits and Claims Concerning the Assets. At the Closing,
          --------------------------------------------------
Seller shall, and hereby does, assign to Buyer (a) operating permits and licenses relating to the Assets or the Wafer Fab Operations (to the extent transferable, and Seller makes no representation or warranty that such permits and licenses are transferable), and (b) all claims and rights of Seller with respect to any unrepaired or unremedied damage to any part or all of the Assets occurring prior to the Closing and which may be outstanding as of such date, including, without limitation, claims against any insurance companies. Paradigm will assist and cooperate, as required, with Buyer to transfer such operating permits and licenses to Buyer.

     2.13 Buyer's Expenses. Except as described herein, Buyer shall have no
          ----------------
responsibility for any other expenses incurred in connection with the purchase and sale of the Assets, or the transfer of the Wafer Fab Operations, including but not limited to court costs, attorneys fees of Seller and any other expenses associated with the purchase, sale and transfer of the Assets.

     2.14 Seller's Premises Lease Assumption. At or prior to the Closing Date,
          ----------------------------------
Buyer and Landlord shall have entered into a new lease, assumption, or other acceptable arrangement for Buyer's continued use of the Premises in place of Seller's Premises Lease; provided however, the terms and conditions of such a new lease must be satisfactory to Buyer in its sole discretion. Seller shall have made a good faith effort to negotiate with the Landlord an assignment of the Lease to Buyer to Buyer's reasonable satisfaction, and Buyer shall cooperate fully with Seller in the negotiations for the new Lease. If appropriate, Seller shall assign to Buyer any and all rights it had which are necessary in allowing Buyer to commence a wafer fabrication operation on the same basis as Seller's Wafer Fab Operation. Any transfer, termination, or assignment fee, or other cost or expense related to the transfer of the use of the Premises from Seller to Buyer shall be the Seller's sole responsibility.

     2.15 Buyer's Continued Occupation of Part of the Premises. For a period of
          ----------------------------------------------------
not more than six (6) months from the date of the Closing Seller will sublease from Buyer on a month-to-month basis a portion of the Premises as agreed between Buyer and Seller. Such sublease is for the purpose of facilitating Seller's relocation of its remaining business operations. Buyer's sublease shall be evidenced by a sublease agreement substantially in the form of Exhibit J (the "Sublease").


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


                                    ARTICLE 3

                       WAFER PRODUCTION AND NOTE REDUCTION
                       -----------------------------------

     3.1 Buyer's Continuing Wafer Production. At the time of actual transfer of
         -----------------------------------
Seller's Wafer Fab Operations to Buyer, the Assets shall include normal operating amounts (consistent with Seller's past operation) of raw materials and other supplies sufficient to produce wafers in volumes at least equal to Seller's past production.

     3.2 Seller's Purchase Rights and Obligations. Seller shall purchase wafers
         ----------------------------------------
from Buyer under and pursuant to the terms of a wafer manufacturing agreement ("WMA") to be entered into by Buyer and Seller as of the Closing Date, substantially in the form of Exhibit K attached hereto.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller hereby represents and warrants to, and covenants with, Buyer that, except as described on the Schedule of Exceptions attached as Exhibit L hereto, the following matters are true as of the date hereof and shall be true and correct as of the Closing Date:

     4.1 Seller's Corporate Status. Seller is a corporation duly organized,
         -------------------------
validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do intrastate business and is in good standing in the states of California, Georgia, Massachusetts and Texas. These are the only jurisdictions in which the nature of Seller's business or of its properties makes such qualification necessary except where the failure to qualify to do business in a particular jurisdiction would not have a material adverse effect on the business or operations of Seller.

     4.2 Authorization; Etc.
         -------------------

     (a) Seller has the right, full power, legal capacity and authority to enter into and perform this Agreement and the documents and instruments to be executed and delivered hereunder (collectively, the "Associated Agreements") by Seller and to carry out the transactions contemplated in this Agreement and the Associated Agreements. Upon receipt of approval by the Board of Directors of Seller, this Agreement and the Associated Agreements will be duly and validly executed and delivered by Seller and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. Any and all authorizations and approvals of the Board of Directors and shareholders of Seller required by law or under Seller's Certificate of Incorporation or Bylaws in connection with the execution, delivery and performance of this Agreement and each of the Associated Agreements will be duly obtained and remain in full force and effect at or prior to the Closing.

     (b) Seller has the right, power, legal capacity, and authority to enter into, and perform its obligations under, this Agreement, and no approvals or consents of any persons other than Seller are necessary in connection with this Agreement. The execution and delivery of this Agreement by Seller has been duly authorized by all necessary corporate action on the party of Seller.

     4.3 No Violation. Neither the execution and delivery of this Agreement by
         ------------
Seller nor the consummation by Seller of the transactions contemplated hereby will:

     (a) violate the Certificate of Incorporation or Bylaws of Seller;

     (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of, any material debt, obligation, contract, commitment or other agreement to which Seller is a party or any Assumed Contract;

     (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind upon any of the Assets; or

     (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority by which Seller is bound.

     4.4 Consents and Approvals of Government Authorities. No consent, approval
         ------------------------------------------------
or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required on the part of Seller in connection with the execution, delivery and performance of this Agreement or the Associated Agreements by Seller and the consummation by Seller of the transactions contemplated thereby, except: (a) the Hart-ScottRodino Antitrust Improvements Act of 1976, as amended ("H-S-R"); and (b) consents to assignment required in connection with the Assumed Contracts. Buyer shall pay for the H-S-R filing fee required by the FTC, subject to reimbursement by Seller if the transfer of Assets contemplated by this Agreement does not for any reason actually take place.

     4.5 Material Changes in Seller's Financial Condition. Since June 30, 1996
         ------------------------------------------------
there has not been any:

     (a) Increase in the salary or other compensation payable or to become payable by Seller to any of the Fab Employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Seller of a bonus or other additional salary or compensation to any such person;

     (b) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Fab Employees;

     (c) Damage or destruction having a material adverse effect on the Assets or the Wafer Fab Operations by fire, storm, or similar casualty, whether or not covered by insurance; or

     (d) Agreement by Seller to do any of the things described in the preceding clauses (a) through (c).

     4.6 Title to Assets; Encumbrances. At the Closing, Buyer will obtain good
         -----------------------------
and marketable title to the Assets, free and clear of any and all taxes, liens, charges, encumbrances, judgments, obligations, security interests, liabilities or claims of any nature whatsoever of any third party or parties, except for liens or security interests identified or disclosed in the Assumed Contracts.

     4.7 Seller's Lease. Exhibit M to this Agreement is a complete and accurate
         --------------
legal description of the real property leased to Seller at 71 Vista Montana, San Jose, California. Exhibit M contains a description of all buildings, fixtures, and other improvements located on such real property. The lease listed in Exhibit M is valid and in full force, and there does not exist any material default or event that with notice or lapse of time, or both, would constitute a material default under this lease.

     4.8 Zoning. The zoning of each parcel of property described in Exhibit M
         ------
permits the presently existing improvements and the continuation of the business presently being conducted on such parcel. Seller has not commenced, nor has Seller received notice of the commencement of, any proceeding that would affect the present zoning classification of any such parcel.

     4.9 Seller's Inventories.
         --------------------

     (a) The inventories of raw materials and work in process (collectively called "Inventories") (included in Exhibit N) consist of items of a quality and quantity usable and salable in the ordinary course of business by Seller, except for obsolete and slow moving items and items below standard quality, all of which have been written down on the books of Seller to net realizable market value or have been provided for by adequate reserves. All items included in the inventories are the property of Seller. The Company's work in process as of the date of this Agreement is sufficient in quantity to allow Buyer to avoid a material breach of its obligations to deliver wafers to Seller in accordance with the WMA.

     (b) No items are subject to security interest, except as set forth in Exhibit O to this Agreement.

     4.10 Seller's Property. Except as stated in Exhibit O, none of the Assets
          -----------------
is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than at the Premises.

     4.11 Equipment. All of the tangible Assets are in good operating condition
          ---------
and repair, normal wear and tear excepted.

     4.12 Seller's Title. The Assets represent all of the assets that are used
          --------------
in the Seller's Wafer Fab Operations. Seller is not in default or in arrears in any material respect under any of the leases associated with the Assets. No shareholder, officer, director, or employee of Seller; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the Assets. Seller does not occupy any real property in violation of any law, regulation, or decree.

     4.13 Benefit Plans.
          -------------

     (a) Seller has never (i) maintained or participated in any plan constituting an "employee pension benefit plan" for the Fab Employees or (ii) contributed to any plan covering the Fab Employees which is a "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended, that covers, or is required by applicable law to cover, Fab Employees.

     (b) Seller does not maintain any plan to provide retirement benefits, or fringe benefits to Fab Employees (collectively "Benefit Plans") which would be binding upon Buyer after the Closing. Buyer shall have no liability with respect to any Benefit Plan.

     (c) No prior operator of the Wafer Fab Operations has maintained or participated in any plan of the types described in subsections (a) or (b), above.

     (d) Seller has not taken any action that may result in Buyer being a party to, or bound by, any defined benefit pension plan or defined contribution pension plan qualified under Section 401(a) of the Internal Revenue Code ("ERISA Plans"), and Buyer shall have no liability under, or be subject to any liability on account of any ERISA Plan or any holiday, vacation or other bonus practice or any other employee pay practice, arrangement, agreement or commitment of Seller following the consummation of the transactions contemplated hereby.

     4.14 Employment Agreements. Exhibit P to this agreement is a list of all
          ---------------------
employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which Seller is a party or by which Seller is bound relating to the Fab Employees. All these contracts and arrangements are in full force and effect, and neither Seller, nor any other party is in default under them. There have been no claims of default and, there are no facts or conditions that if continued, will result in a default under these contracts or arrangements.

     4.15 Employee's Claims. There is no pending or, threatened labor dispute,
          -----------------
strike, or work stoppage affecting Seller's business. Seller has complied with all applicable laws for its employee benefit plans, including the provisions of ERISA if and to the extent applicable to the Fab Employees. There are no threatened or pending claims by or on behalf of any such benefit plan, by or on behalf of any Fab Employee covered under any such plan, or otherwise involving any such benefit plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there any basis for such a claim. Seller has not entered into any severance or similar arrangement in respect of any Fab Employee that will result in any obligation, absolute or contingent, of Buyer to make any payment to any present or former employee following termination of employment.

     4.16 Labor Matters.
          -------------

     (a) There is no currently binding or effective union or collective bargaining agreement covering any Fab Employees or any operations at the Premises, nor are there any current negotiations for any such agreement.

     (b) Seller is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice, to the extent the same relate to the Fab Employees.

     (c) There is no pending or, to Seller's knowledge, threat- ened claim or litigation of any nature with respect to any Fab

Employees concerning any aspect of employment, employment conditions or policies, compensation, termination of employment or similar matters.

     4.17 Litigation.
          ----------

     (a) There is no legal proceeding, claim, or action of any nature pending or threatened, or, to Seller's knowledge, any basis for any such proceeding, claim or action, which questions or challenges the validity of this Agreement, the Associated Agreements or any action taken or to be taken by Seller pursuant to this Agreement or the Associated Agreements or in connection with the transactions contemplated thereby, or which would in any way affect Buyer's ability to operate a business comparable to Seller's business after the Closing. Seller is not charged with or threatened with a charge or violation of, or under investigation with respect to a possible violation of, any provision of any federal, state or local law or administrative ruling or regulation or executive order relating to the Assets or the Wafer Fab Operations, and there is no basis for any such charge or investigation.

     (b) There is not pending, nor, to Seller's knowledge, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Seller, or any of its businesses, assets, or financial condition, which, if decided adversely to Seller, will result in a material adverse change in the Wafer Fab Operations.

     4.18 Insurance. Seller maintains (a) insurance on all of the Assets of a
          ---------
type customarily insured, covering property damage and loss of income by fire or other casualty, and (b) adequate insurance protection against all liabilities, claims, and risks relating to the Assets against which it is customary to insure in reasonable amounts and levels. Exhibit Q to this Agreement is a description of all such insurance policies. All these policies are in the respective principal amounts set forth in Exhibit Q. Seller is not in default with respect to payment of premiums on any such policy. Except as set forth in Exhibit Q, no claim is pending under any such policy. All of Seller's insurance policies relating to the Assets are occurrence-based (and not claims made) policies.

     4.19 Contracts, Warranties and Equipment Leases.
          ------------------------------------------

     (a) The Warranties and Contracts together constitute all instruments and agreements affecting Seller's rights in and to the Equipment.

     (b) Except for the Warranties and Contracts, there are no contracts and agreements in effect relating to the Assets which will be binding upon Buyer after the Closing or which would be necessary in order for Buyer to continue to operate the Wafer

Fab Operations after the Closing on a substantially similar basis to Seller's operations prior to the Closing.

     (c) True and correct copies of each of the Warranties, Contracts and Equipment Leases and all modifications and amendments thereto have been delivered to Buyer by Seller.

     (d) The Contracts and Warranties are valid, binding and enforceable in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, and are in full force and effect and there are no existing material defaults by Seller or any other parties under any of the Contracts and Warranties.

     4.20 Permits and Other Operating Rights. All consents, variances, permits
          ----------------------------------
and similar rights relating to the use of the Equipment have been obtained. Seller shall reimburse Buyer, promptly on demand, for any penalties or fines arising out of Seller's failure to maintain in force, through the date of the Closing, all permits necessary in connection with the operation of the Equipment, including, without limitation, any permits required by any federal, state, regional or local agencies.

     4.21 Compliance with Law.
          -------------------

     (a) Seller has complied, and is currently in compliance, in all material respects with all laws, regulations, permits, authorizations and other governmental orders applicable to the Assets, including, without limitation, the Americans with Disability Act, applicable safety (OSHA), environmental, antipollution, building, zoning or health laws, ordinances and regulations.

     (b) Seller has complied with, is not in violation of, any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the Assets.

     (c) Seller has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting the Assets.

     4.22 Hazardous Materials. Except as permitted by applicable law, no
          -------------------
Hazardous Materials are being or have been generated, stored or otherwise used or held on, under or about all or any portion of the Property, or transported to, from or across all or any portion of the Property, by or with the permission of Seller or, to the best of Seller's knowledge, by any other person or entity. Except as permitted by applicable law, Seller has not, and, to the best of Seller's knowledge, no other person or entity has, released or permitted the release or continuation of a release of any Hazardous Materials on, under or about the Property or any portion thereof. No portion of the Property is within two thousand (2,000) feet of a Hazardous Materials problem, or is otherwise subject to any "borderzone" legislation or other restrictions on construction, sale or occupancy on or of the Property, or any portion thereof, under any environmental protection laws.

     4.23 Underground Storage Tanks. There is not now nor has there ever been
          -------------------------
any underground storage tanks on, under or about the Premises and there are no underground storage tanks located on the Premises in which any Hazardous Material, as defined below, has been in the past or is now being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, from, or over that real property or into or upon ground or surface water on that real property. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of that real property, or into other assets of Seller, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

     4.24 Environmental Reports. Attached hereto as Exhibit R is a complete and
          ---------------------
accurate list of all environmental reports and opinions that have been issued with respect to the Property and the Premises (the "Environmental Reports"), and that are in Seller's possession, custody or control or within Seller's knowledge, including names and addresses of all engineers, consultants and experts who have inspected the Property and the Premises for hazardous or toxic substances.

     4.25 Seller's Compliance.
          -------------------

     (a) Seller has complied and is in compliance in all material respects with all federal, state, and local environmental protection laws and regulations and has not been cited for any violation of any such law or regulation. No material capital expenditures are required now for compliance with any applicable federal, state, or local laws or regulations relating to the protection of the environment in effect as of the date hereof or which any federal, state or local governmental authority has announced will take effect by a date certain in the future. There is no pending audit known to Seller or any of its officers by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by Seller or relating to the facilities of Seller. Seller has not made any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

     (b) Seller has complied with all requirements of the Occupational Safety and Health Act and its California equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on their operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to its business or properties.

     4.26 No Intention to Seek Protection From Creditors. Seller has no current
          ----------------------------------------------
intention to file for bankruptcy under the federal Bankruptcy Code, or to seek protection from creditors under any similar federal or state law.

     4.27 Taxes. Within the times and in the manner prescribed by law, Seller
          -----
has duly filed all federal, state and local tax returns required by applicable law and has paid all taxes, assessments and penalties due and payable under applicable law.

     4.28 Full and Truthful Disclosure. None of the representations and
          ----------------------------
warranties made by Seller, or made in any certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5

                     BUYER'S REPRESENTATIONS AND WARRANTIES
                     --------------------------------------

     Buyer represents and warrants that:

     5.1 Buyer's Corporate Status. Buyer is a corporation duly organized,
         ------------------------
validly existing, and is in good standing under the laws of Delaware.

     5.2 Authorization; Etc.
         -------------------

     (a) Buyer has the right, full power, legal capacity and authority to enter into and perform this Agreement and the documents and instruments to be executed and delivered hereunder (collectively, the "Associated Agreements") by Buyer and to carry out the transactions contemplated in this Agreement and the Associated Agreements. Upon receipt of approval by the board of directors of Buyer, this Agreement and the Associated Agreements will be duly and validly executed and delivered by Buyer and will be valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. Any and all authorizations and approvals of the Board of Directors and shareholders of Buyer required by law or under Buyer's Certificate of Incorporation or Bylaws in connection with the execution, delivery and performance of this Agreement and each of the Associated Agreements will be duly obtained at or prior to the Closing.

     (b) Buyer has the right, power, legal capacity, and authority to enter into, and perform its obligations under, this Agreement, and no approvals or consents of any persons other than Buyer are necessary in connection with this Agreement. The execution and delivery of this Agreement by Buyer has been duly authorized by all necessary corporate action on the party of Buyer.

     5.3 No Violation. Neither the execution and delivery of this Agreement by
         ------------
Seller nor the consummation by Seller of the transactions contemplated hereby will:

     (a) violate the Certificate of Incorporation or Bylaws of Buyer;

     (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of, any material debt, obligation, contract, commitment or other agreement to which Buyer is a party except for approval of Buyer's lenders; or

     (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority by which Buyer is bound.

     5.4 Consents and Approvals of Government Authorities. No consent, approval
         ------------------------------------------------
or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement or the Associated Agreements by Buyer and the consummation by Buyer of the transactions contemplated thereby, except under the Hart-ScottRodino Antitrust Improvements Act of 1976, as amended ("H-S-R").


                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
                   -------------------------------------------

     The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the

Closing, of all the conditions set our below in this Article 6. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity.

     6.1 Seller's Representations and Warranties are True. Except as otherwise
         ------------------------------------------------
permitted by this Agreement, all representations and warranties by the Seller in this Agreement, or in any written statement that shall be delivered to Buyer under this Agreement, shall be true in all material respects on and as of the Closing Date as though made at that time.

     6.2 Seller has Performed. Seller shall have performed, satisfied, and
         --------------------
complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.3 No Material Change. During the period from June 30, 1996 to the Closing
         ------------------
Date, there shall not have been any material adverse change in the Assets.

     6.4 Seller's Certificate.  Buyer shall have received a certificate, dated
         --------------------
the Closing Date, signed and verified by Seller's president and its chief financial officer, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Sections 6.1, 6.2 and 6.3 have been fulfilled.

     6.5 No Legal Action Pending.  No action, suit, or proceeding before any
         -----------------------
court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     6.6  Board Approval.  The Board of Directors of Buyer shall have duly
          --------------
authorized and approved the execution and delivery of this agreement and all corporate action necessary or proper to fulfill Buyer's obligations to be performed under this agreement on or before the Closing Date.

     6.7 Duly Authorized.  The execution and delivery of this Agreement by
         ---------------
Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Seller.

     6.8  Necessary Consents.  All necessary agreements and consents of any
          ------------------
parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer. In addition, the consent of Buyer's lenders to the transactions contemplated by this Agreement shall have been obtained by Buyer.

     6.9  Delivery to Buyer.  The form and substance of all certificates,
          -----------------
instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     6.10 Assignment of Lease.  The Premises Lease shall have been assigned from
          -------------------
Seller to Buyer pursuant to a writing containing terms and conditions reasonably acceptable to Buyer.

     6.11  Associated Agreements.  The WMA shall have been executed in
           ---------------------
substantially the form attached to this Agreement.

     6.12  Hart-Scott-Rodino. Any waiting period applicable to the consummation
           -----------------
of the transactions contemplated by this Agreement under H-S-R shall have expired or been terminated.

     6.13  Exhibits to be Delivered at Closing. Seller shall have delivered to
           -----------------------------------
Buyer Exhibit S, containing a description of any prepaid assets contained in the Assets, or shall have indicated in writing that no such prepaid assets exist.

     6.14  Delaware Counsel Opinion. Seller shall have provided to Buyer a copy
           ------------------------
of an opinion of Delaware counsel to Seller to the effect that shareholder approval of the transactions contemplated by this Agreement is not required.


                                    ARTICLE 7

                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
                  --------------------------------------------

     The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity.

     7.1  Buyer's Representations and Warranties are True. All representations
          -----------------------------------------------
and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     7.2  Buyer has Performed. Buyer shall have performed and complied with all
          -------------------
covenants and agreements and satisfied all conditions that is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

     7.3  No Legal Action Pending. No action, suit, or proceeding before any
          -----------------------
court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     7.4  Board Approval. The Board of Directors of Seller shall have duly
          --------------
authorized and approved the execution and delivery of this agreement and all corporate action necessary or proper to fulfill Seller's obligations to be performed under this agreement on or before the Closing Date.

     7.5  Buyer's Certificate. Seller shall have received a certificate, dated
          -------------------
the Closing Date, signed and verified by Buyer's chief executive officer and its chief financial officer, certifying, in such detail as Seller and its counsel may reasonably request, that the conditions specified in Sections 7.1, 7.2, 7.3 and 7.4 have been fulfilled.

     7.6 Duly Authorized. The execution and delivery of this Agreement by Buyer,
         ---------------
and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Seller shall have received copies of all resolutions pertaining to that authorization, certified by the Secretary of Buyer.

     7.7  Necessary Consents. All necessary agreements and consents of any
          ------------------
parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Buyer and delivered to Seller.

     7.8  Delivery to Seller. The form and substance of all certificates,
          ------------------
instruments, opinions and other documents delivered to Seller under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

     7.9  Assignment of Lease. The Premises Lease shall have been assigned from
          -------------------
Seller to Buyer pursuant to a writing containing terms and conditions reasonably acceptable to Buyer.

     7.10  Associated Agreements. The WMA shall have been executed in
           ---------------------
substantially the forms attached to this Agreement, and the sublease of the Premises shall have been executed as provided in Exhibit K.

     7.11  Hart-Scott-Rodino. Any waiting period applicable to the consummation
           -----------------
of the transactions contemplated by this Agreement under H-S-R shall have expired or been terminated.

                                    ARTICLE 8

                                   THE CLOSING
                                   -----------

     8.1  Closing Date. The transfer of the Assets by Seller to Buyer (the
          ------------
"Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, CA 94025 as soon as practicable after the satisfaction of the conditions to closing described herein, but in no event later than November 30, 1996 (the "Closing Date").

     8.2 Seller's Delivery Items. At the Closing, Seller shall deliver or cause
         -----------------------
to be delivered to Buyer:

     (a) Assignments of all leaseholds, properly executed and acknowledged by Seller, and accompanied by all consents of lessors required by this Agreement and the leases being assigned; and

     (b) Instruments of assignment and transfer of all Assets or other property of Seller related to its Wafer Fab Production of every kind and description and wherever situated, including, but not limited to, all its interest in the Equipment, chooses in action, rights under agreements and other property, tangible or intangible, except as expressly excluded in an exhibit to this Agreement.

     8.3  Seller's Conveyance. Simultaneously with the consummation of the
          -------------------
transfer, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

     8.4  Seller's Assistance. Seller, at any time before or after the Closing
          -------------------
Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer under this Agreement and that require prosecution or enforcement in Seller's name.

     8.5  Buyer's Delivery. At the Closing, Buyer shall deliver to Seller the
          ----------------
following consideration, instruments and documents:

     (a) Good funds in the amount of $6,665,000 and Buyer's promissory notes dated the Closing Date, in the principal amount of $4,800,000 in the form of Exhibit G and $1,000,000 in the form of Exhibit H; and

     (b) Instruments of assumption or release of the liabilities of Seller under Seller's Premises Lease and the CIT Loan.


                                    ARTICLE 9

                       SELLER'S OBLIGATIONS AFTER CLOSING
                       ----------------------------------

     9.1  Seller's Indemnity. Seller shall indemnify, defend, and hold harmless
          ------------------
Buyer against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, (collectively referred to herein as "Losses") that Buyer shall incur or suffer, that arise, result from, or relate to: (i) any breach of, or failure by Seller to perform, any of its representations, warranties, covenants, or agreements whether contained in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller; or (ii) operations, activities or other conduct of Seller prior to the Closing Date.

     9.2  Notification of Claims. Buyer shall promptly notify Seller of the
          ----------------------
existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and (in the event of a third party claim) shall give Seller a reasonable opportunity to defend the same at Seller's own expense and with counsel of its own selection; provided that Buyer shall at all times also have the right to fully participate in the defense. If Seller shall, within fifteen (15) days after this notice, fail to defend a third party claim, Buyer shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (with the consent of Seller, which will not be unreasonably withheld), the claim or other matter on behalf, for the account, expense and at the risk, of Seller. If the claim is one that cannot by its nature be defended solely by Seller (including, without limitation, any federal or state tax proceeding), then Buyer shall make available all information and assistance that Seller may reasonably request. Nothing herein shall be deemed to prevent Buyer from making a contingent claim for indemnification hereunder, provided Buyer has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.

     9.3  Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of twelve (12) months after the Closing Date except for any representations relating to taxes which shall survive until the expiration of applicable statute of limitations periods. No representations or warranties whatever are made by any party, except as specifically set forth in this Agreement, or in an instrument, certificate, opinion, or other writing provided for in this Agreement. All statements contained in any of these instruments, certificates or other writings shall be deemed to be representations and warranties under this Agreement. The representations, warranties and indemnities made by the parties in this Agreement or in instruments, certificates, opinions, or other writings provided for in the covenants and agreements to be performed or complied with by the respective parties under it before the Closing Date, shall be deemed to be continuing and shall survive the Closing to the extent provided herein. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to the covenants and agreements contained in this Agreement that are permitted to be performed, in whole or in part, after the Closing Date.

     9.4  Limitations on Indemnification.
          ------------------------------

     (a) Seller will have no liability for indemnification under this Article 9 until the total of all Losses exceeds $50,000, and then only for the amount by which such Losses exceed $50,000. The limitation of this Section 9.4(a) shall not be applicable to any Losses relating to environmental claims, demands and matters.

     (b) Seller will have no liability for indemnification under this Article 9 for Losses in excess of four million dollars ($4,000,000).

     (c) The amount of any Losses shall be reduced by the amount, if any of the recovery (net of reasonable expenses incurred in obtaining such recovery) which Buyer shall have received with respect thereto from any other party, person or entity, including an insurer of the Buyer (and no right of subrogation shall accrue to any insurer hereunder).

     9.5  Limitations on Distributions After the Closing. Seller covenants and
          ----------------------------------------------
agrees with Buyer that, for a period of twelve (12) months after the Closing, it will not distribute any assets to its stockholders if such distribution would
(a) cause Seller to have net assets of $4,000,000 or less, or (b) would otherwise cause Seller to be unable to satisfy indemnification obligations of up to $4,000,000 under Article 9 of this Agreement.

     9.6  Right of Offset. Buyer shall have the right to offset any amounts for
          ---------------
which it shall be entitled to indemnification pursuant to this Agreement against any payments due under the $1,000,000 promissory note of Buyer delivered to Seller pursuant to Section 2.2(c) of this Agreement, as provided in such promissory note.


                                   ARTICLE 10

                        BUYER'S OBLIGATIONS AFTER CLOSING
                        ---------------------------------

     10.1 Buyer's Indemnity. Buyer agrees to indemnify, defend and hold harmless
          -----------------
Seller against, and in respect of, any and all Losses that Seller shall incur or suffer, that arise, result from, or relate to: (a) any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants, or agreements, whether contained in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer; or (b) the operations, activities or other conduct of Buyer (with respect to the Assets or otherwise) after the Closing Date. Nothing herein shall be deemed to prevent Buyer from making a contingent claim for indemnification hereunder, provided Buyer has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.


                                   ARTICLE 11

                                    PUBLICITY
                                    ---------

     11.1 Publicity. Except as required by applicable regulations of the
          ---------
Securities and Exchange Commission or other applicable law, neither Buyer nor Seller shall make any press release or otherwise publicize or disclose the transactions contemplated by this Agreement to any third party without the consent of the other party, which will not be unreasonably withheld.


                                   ARTICLE 12

                                      COSTS
                                      -----

     12.1 No Agencies. Except for Seller's agreement with Bentley Hall Von Gehr
          -----------
International (which shall be the responsibility of Seller), each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Buyer agrees to indemnify and hold harmless Seller against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of Buyer. Seller agrees to indemnify and hold harmless Buyer against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of Seller.

     12.2  Costs. Each party shall pay all costs and expenses incurred or to be
           -----
incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.


                                   ARTICLE 13

                                FORM OF AGREEMENT
                                -----------------

     13.1  Headings. The subject headings of the articles, paragraphs and
           --------
subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

     13.2  Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties pertaining to the subject matter contained in its and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     13.3 Counterparts. This Agreement may be executed simultaneously in one or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                   ARTICLE 14

                               PARTIES IN INTEREST
                               -------------------

     14.1  Third Parties. Nothing in this Agreement, whether express or implied,
           -------------
is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     14.2 Assignment. This Agreement shall be binding on, and shall inure to the
          ----------
benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns. Buyer may assign any of its rights under this Agreement, provided Buyer's assignee agrees to assume Buyer's obligations or duties under this Agreement.


                                   ARTICLE 15

                                    REMEDIES
                                    --------

     15.1 Arbitration. Any controversy or claim arising out of, or relating to,
          -----------
this Agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in San Jose, California under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators shall be persons experienced in negotiating, making, and consummating acquisition agreements.

     15.2 Attorney's Fees. If any legal action or any arbitration or other
          ---------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     15.3 Termination.
          -----------

     (a) This Agreement may be terminated:

          (i) by the mutual consent of Seller and Buyer;

          (ii) by Seller or Buyer if the Closing has not taken place on or before November 30, 1996; provided, however, that no party then in breach of any of its obligations hereunder shall have the right to terminate;

          (iii) by Buyer upon notice to Seller if any of the conditions set forth in Article 6 hereof become impossible to satisfy (other than by reason of the failure of Buyer to fulfill its obligations under this Agreement); and

          (iv) by Seller upon notice to Buyer if any of the conditions set forth in Article 7 hereof become impossible to satisfy (other than by reason of the failure of Seller to fulfill its obligations under this Agreement).

     (b) If this Agreement is terminated for any reason pursuant to this Section 15.3, each party shall return to the other party all documents and copies thereof which shall have been furnished to it by such other party or, with the agreement of the other party, shall destroy all such documents and copies thereof and certify in writing to the other party any such destruction.

     (c) If this Agreement is terminated by Seller or Buyer as permitted under paragraph (a) of this Section 15.3 and not as a result of a breach of a representation or warranty or the failure of any party to perform its obligations hereunder, such termination shall be without liability of any party. If a party terminates this Agreement as a result of a breach of a representation or warranty by the other party or the failure of the other party to perform its obligations hereunder, the nonbreaching party, in addition to any other legal remedies that may be available, shall be entitled to reimbursement from the breaching party for all expenses incurred by the nonbreaching party in connection with this Agreement and the transactions contemplated hereby.


                                   ARTICLE 16

                                     NOTICES
                                     -------

     All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To Seller at:                      71 Vista Montana
                                            San Jose, CA 95134
                                            Attn:  President

         To Seller's Counsel at:            Pillsbury Madison & Sutro LLP
                                            2700 Sand Hill Road
                                            Menlo Park, CA 95825
                                            Attn:  Jorge del Calvo

         To Buyer at:                       Orbit Semiconductor, Inc.
                                            169 Java Drive
                                            Sunnyvale, CA 95134
                                            Attn:  Chief Executive Officer

         To Buyer's Counsel at:             Cooley Godward LLP
                                            2595 Canyon Boulevard
                                            Boulder, CO 80302
                                            Attn:  James H. Carroll

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.


                                   ARTICLE 17

                                  GOVERNING LAW
                                  -------------

     This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.


                                   ARTICLE 18

                                  SEVERABILITY
                                  ------------

     If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                      PARADIGM TECHNOLOGY, INC.



                                       By    /s/ Michael Gulett
                                          -------------------------------------

                                       Title      President, CEO
                                             ----------------------------------


                                       ORBIT SEMICONDUCTOR, INC.



                                       By    /s/ Gary P. Kennedy
                                          -------------------------------------

                                       Title      President
                                             ----------------------------------